Envista Holdings Corporation Prices Upsized $450 Million Convertible Senior Notes Offering

Brea, California-May 18, 2020-Envista Holdings Corporation (NYSE: NVST) today announced the pricing of its offering of $450,000,000 aggregate principal amount of 2.375% convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $400 million aggregate principal amount of notes. Envista also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $67,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Envista and will accrue interest at a rate of 2.375% per annum, payable semi-annually in arrears and will mature on June 1, 2025, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Envista will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Envista’s election. The notes will be redeemable, in whole or in part, for cash at Envista’s option at any time, and from time to time, on or after June 1, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Envista’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The initial conversion rate is 47.5862 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $21.01 per share of common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale of $15.86 per share of Envista’s common stock on May 18, 2020. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

Envista estimates that the net proceeds from the offering will be approximately $436.6 million (or approximately $502.3 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Envista intends to use approximately $18.0 million of the net proceeds to fund the cost of entering into the capped call transactions described below. Envista intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include the acceleration of cost reduction and strategic growth initiatives, working capital, refinancing of outstanding indebtedness, or the pursuit of acquisitions, should they arise. If the initial purchasers exercise their option to purchase additional notes, then Envista intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes and upon any exercise of the option by the initial purchasers to purchase additional notes, Envista entered into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “counterparties”). The capped call transactions are expected to offset the potential dilution to the common stock upon any conversion of notes and/or offset any cash payments Envista is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $23.79 per share (which represents a premium of 50% over the last reported sale price of Envista’s common stock on May 18, 2020).

Envista expects that, in connection with establishing their initial hedge of the capped call transactions, the counterparties or their respective affiliates will purchase shares of Envista’s common stock and/or enter into various derivative transactions with respect to Envista’s common stock concurrently with, or shortly after, the pricing of the notes, including potentially with certain investors in the notes. These activities could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, the counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Envista’s common stock and/or purchasing or selling shares of common stock or other securities of Envista in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes). This activity could also cause or prevent an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the number of shares of Envista’s common stock and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

ABOUT ENVISTA

Envista is a global family of three companies and more than 30 trusted dental brands, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists’ clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. Envista’s companies, including KaVo Kerr, Nobel Biocare Systems, and Ormco, partner with dental professionals to help them deliver the best possible patient care.

Envista separated from Danaher in September 2019, bringing the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus to meet the end-to-end needs of dental professionals worldwide. Envista is now one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements, including statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds and the terms of the notes being offered. Forward-looking statements represent Envista’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Envista’s common stock and risks relating to Envista’s business, including those described in periodic reports that Envista files from time to time with the SEC. Envista may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Envista does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

CONTACT

John Bedford
Vice President, Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Telephone: (714) 817-7000

2